Exhibit 10.3

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT BLUM HOLDINGS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

Trademark License Agreement

This Trademark License Agreement ("Agreement"), dated as of June 10, 2024 (the "Effective Date"), is by and between Blum Management Holdings, Inc., a Delaware corporation ("Licensor") and People’s First Choice LLC, a California limited liability company ("Licensee").

WHEREAS, Licensor has rights to the Licensed Mark (as defined below) and authority to license the Licensed Mark; and

WHEREAS, Licensee wishes to use the Licensed Mark in connection with the operation of a retail cannabis dispensary located at 2721 S. Grand Ave., Santa Ana, CA 92705 (the “Licensed Use”) and Licensor is willing to grant to Licensee a license to use the Licensed Mark on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    License Grant.

1.1    Subject to this Agreement's terms and conditions, Licensor hereby grants to Licensee during the Term a non-exclusive, non-transferable, non-sublicenseable license to use the Licensed Mark on or in connection with the Licensed Use. Licensed Use will include use of the Licensed Mark on storefront, point of purchase signage, employee uniforms, and on exit bags. Any other reasonable use associated therewith shall be approved by a Licensor representative, such approval not to be unreasonably withheld.

"Licensed Mark" means the trademarks and service marks set forth on Schedule 1 whether registered or unregistered, including the listed registrations and applications and any registrations which may be granted pursuant to such applications.

1.2    Reservation of Rights. Licensor hereby reserves all rights not expressly granted to Licensee under this Agreement. Without limiting the foregoing, all rights granted to Licensee under this Agreement are subject to Licensor's reserved right to use the Licensed Mark in connection with the Licensed Use.

2.    Ownership and Registration.

2.1    Acknowledgement of Ownership. Licensee acknowledges that (a) Licensor is the owner of the Licensed Mark throughout the world and all goodwill related thereto, and (b) all use of the Licensed Mark under this Agreement and any goodwill accruing from such use will inure solely to Licensor's benefit. If Licensee acquires any rights in the Licensed Mark, by operation of law or otherwise, Licensee hereby irrevocably assigns such rights to Licensor without further action by any of the parties.

2.2    Licensee Restrictions. Licensee agrees that it shall not, during the Term or thereafter, directly or indirectly:

(a)    dispute or challenge, or assist any Person in disputing or challenging, Licensor's rights in and to the Licensed Mark or the Licensed Mark's validity or do anything inconsistent with the ownership of the Licensed Mark by Licensor;

(b)    take, omit to take, or permit any action which will or may dilute the Licensed Mark or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Mark or Licensor, or which will or may invalidate or jeopardize any registration of the Licensed Mark; or

(c)     apply for, or obtain, or assist any Person in applying for or obtaining any registration of the Licensed Mark, or any trademark, service mark, trade name, or other indicia confusingly similar to the Licensed Mark.

2.3    No Encumbrances. Licensee shall not grant or attempt to grant a security interest in, or otherwise encumber, the Licensed Mark or record any such security interest or encumbrance against any application or registration regarding the mark in the United States Patent and Trademark Office or elsewhere.

3.    Quality Control.

3.1    Acknowledgement. Licensee acknowledges and is familiar with the high standards, quality, style, and image of Licensor, and Licensee at all times shall conduct its business and use the Licensed Mark in a manner consistent with these standards, quality, style, and image.

3.2    Licensee will allow representatives of Licensor access to Licensee retail facilities during normal business hours and upon commercially reasonable advance notice given to Licensee from time to time to allow Licensor to inspect the quality and nature of the use of the Licensed Mark and the premises in which the Licensed Mark is used to confirm that the Licensed Mark is used in a manner consistent with Licensor’s quality standards and reputation. Such monitoring shall in no way lessen or limit Licensee's obligations to use the Licensor Marks only as set forth herein.

3.3    Licensee agrees to comply with written instructions issued by Licensor from time to time regarding the use of the Licensor Marks, except as specifically provided herein. Failure to comply with Licensor’s reasonable written instructions referenced herein or that are not otherwise permitted by this Agreement shall be deemed a material breach of this Agreement. To the extent that the additional written instructions would result in a material capital expenditure or material operational disruption for Licensee, such additional written instructions shall be agreed upon by both Licensor and Licensee, acting in good faith, prior to taking effect.

3.4    In the event Licensee chooses to materially change its marketing, promotion, sale or display materials, including logos, pictures and descriptions that reference, refer to or incorporate Licensor Marks, Licensee shall provide Licensor with no less than ten (10) business days’ notice of any such changes and shall provide the proposed changes to Licensor at Licensee’s expense.

3.5    Licensee will comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to use of the Licensor Marks.

4.    Enforcement.

4.1    Notification. Licensee shall immediately notify Licensor in writing with reasonable detail of any: (a) actual, suspected, or threatened infringement of the Licensed Mark, claim that the Licensed Mark is invalid, or opposition to the Licensed Mark; (b) actual, suspected, or threatened claim that use of the Licensed Mark infringes the rights of any third party; (c) person applying for, or granted, a registered trademark by reason of which that person may be, or has been, granted rights which conflict with any of the rights granted to Licensee under this Agreement; or (d) other actual, suspected or threatened claim to which the Licensed Mark may be subject.

4.2    Actions. With respect to any of the matters listed in this section: (a) Licensor has exclusive control over, and conduct of, all claims and proceedings; (b) Licensee shall provide Licensor with all assistance that Licensor may reasonably require in the conduct of any claims or proceedings; and (c) Licensor shall bear the cost of any proceedings and will be entitled to retain all sums recovered in any action for its own account.

5.    License Fees.

5.1    Lump Sum Payment After Eighteen Months. If Licensee wishes to continue this Licensing Agreement beyond eighteen (18) months after the Effective Date, Licensee shall pay to Licensor the sum of $150,000.

5.2    Monthly License Fee After Eighteen Months. If Licensee wishes to continue this Licensing Agreement beyond eighteen (18) months after the Effective Date, Licensee shall pay The greater of (i) $140,000 and (ii) 6% of monthly Gross Revenue shall be paid to Licensor monthly on the 15th of each month based on the preceding month’s Gross Revenue. Gross Revenue shall be defined as all revenue of the Licensee less discounts and refunds.

5.3    Late Payments. In the event payments Licensor does not receive payments due under this Agreement by the due date, Licensee shall pay to Licensor interest on the overdue payment from the date such payment was due to the date of actual payment at a rate of 1.5% per month, or if lower, the maximum amount permitted under Law.

5.4    Fee Statements. At the same time as payment of Monthly Fees are submitted, Licensee shall submit or cause to be submitted to Licensor a statement in writing, certified to be true and correct by Licensee's Chief Financial Officer or similarly situated authorized representative, that includes all information relevant to the calculation of the Monthly License Fee, including:

(a)    Gross Revenue calculations for the applicable month; and

(b)    any other details Licensor may reasonably require.

5.5    Records and Audit. Licensee shall keep complete and accurate books and records showing the Gross Revenue of the Licensee and be available during normal business hours for inspection and audit by Licensor (or its authorized representative), who may take copies of or extracts from the same.

6.    Confidentiality. Each party (the "Receiving Party") acknowledges that in connection with this Agreement it will gain access to information that is treated as confidential by the other party (the "Disclosing Party"), including information about its business operations and strategies, goods and services, customers, pricing, marketing, and other sensitive and proprietary information (collectively, the "Confidential Information"). Confidential Information does not include information that, at the time of disclosure: (a) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this section by the Receiving Party; (b) is or becomes available to the Receiving Party on a non-confidential basis from another Person, provided that such Person is not and was not prohibited from disclosing such Confidential Information; (c) was known by or in the possession of the Receiving Party prior to being disclosed by or on behalf of the Disclosing Party; or (d) is required to be disclosed by Law, including pursuant to the terms of a court order; provided that the Receiving Party has given the Disclosing Party prior written notice of such disclosure and an opportunity to contest such disclosure and to seek a protective order or other remedy. The Receiving Party shall: (x) protect and safeguard the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any Person, except to the Receiving Party's officers, employees, consultants, accountants, and legal advisors who are bound by written confidentiality obligations and have a need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

7.    Representations and Warranties.

7.1    Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)    it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation or organization;

(b)    it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)    the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(d)    when executed and delivered by such party, this Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

7.2    Disclaimer of Representations and Warranties. Nothing in this Agreement constitutes any representation or warranty by Licensor that:

(a)    any Licensed Mark is valid;

(b)    any Licensed Mark (if an application) shall proceed to grant or, if granted, shall be valid; or

(c)    the exercise by Licensee of rights granted under this Agreement will not infringe the rights of any person.

7.3    Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, LICENSOR WILL NOT BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.    Indemnification and Insurance.

8.1    Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, officers, directors, employees, agents, successors, and assigns (each, an "Indemnified Party"), from and against all Losses arising out of or in connection with any third party claim, suit, action, or proceeding (each, a "Third-Party Claim") relating to any actual or alleged: (a) breach by Licensee of any representation, warranty, covenant, or obligation under this Agreement; or (b) Licensee's exercise of its rights granted under this Agreement, including any product liability claim or infringement, dilution, or other violation of any intellectual property rights; or (c) any actions or inactions by the Licensee such that the reputation or value of the License Mark is compromised, put at risk, or harmed as determined by Licensor in Licensor’s sole discretion.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise/ownership, beneficially or of record, of more than fifty percent (50%) of the voting securities of a Person.

"Losses" means losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

8.2    Insurance.

(a)    At all times during the Term of this Agreement and any extension hereof, Licensee shall procure and maintain, at its sole cost and expense, commercial general liability insurance and standard product liability insurance with limits no less than $5,000,000 per occurrence, including bodily injury and property damage and products and completed operations and advertising liability, which policy will include contractual liability coverage insuring the activities of Licensee under this Agreement.

(b)    All insurance policies required pursuant to this section must:

(i)    be issued by insurance companies reasonably acceptable to Licensor;

(ii)    provide that such insurance carriers give Licensor at least 30 days' prior written notice of cancellation or non-renewal of policy coverage; provided that, prior to such cancellation, Licensee has new insurance policies in place that meet the requirements of this section;

(iii)    waive any right of subrogation of the insurers against Licensor;

(iv)    provide that such insurance be primary insurance and any similar insurance in the name of and/or for the benefit of Licensor is excess and non-contributory; and

(v)    name Licensor, including, in each case, all successors and permitted assigns, as additional insureds.

(c)    Licensee shall provide Licensor with copies of the certificates of insurance and policy endorsements required by this section upon request of Licensor and shall not do anything to invalidate such insurance.

9.    Term and Termination.

9.1    Term. This Agreement will commence as of the Effective Date and, unless terminated earlier in accordance with this section, continue for a period of 18 months (the "Term").

9.2    Termination Without Cause. Each of Licensor and Licensee may terminate this Agreement for any or no reason by giving the other party not less than 30 days' written notice.

9.3    Termination for Cause. Licensor may terminate this Agreement immediately on written notice to Licensee if:

(a)    Licensee fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than seven days after being notified in writing to make such payment;

(b)    Licensee breaches this Agreement (other than failure to pay any amounts due under this Agreement) and (if such breach is curable) fails to cure such breach within 14 days of being notified in writing to do so;

(c)    Licensee (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within 45 days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(d)    Licensee challenges the validity or Licensor's ownership of the Licensed Mark;

(e)    there is a change in control of Licensee;

(f)    Licensee engages in a (i) a fraudulent act against Licensor, or (ii) criminal act involving moral turpitude;

(g)    Revocation of any license issued by any governmental authority or restriction on the ability to distribute medical or recreational cannabis products;

(h)    There occurs a month-to-month decrease in Gross Revenue of 5% or greater or a decrease in Gross Revenue of 10% or greater during any 12 month period.

(i)    There occurs any actions or inactions by the Licensee such that the reputation or value of the License Mark is compromised, put at risk, or harmed as determined by Licensor in Licensor’s sole discretion.

10.    Post-Termination Rights and Obligations.

10.1    Effect of Termination. On the expiration or termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

(a)    all outstanding amounts payable by Licensee to Licensor immediately become due and payable;

(b)    all rights and licenses granted pursuant to this Agreement cease;

(c)    Licensee shall cease all use of the Licensed Mark and any trademark or services mark confusingly similar thereto for any purpose; and

(d)    Licensee shall promptly return to Licensor or, at Licensor's option, destroy, at Licensee's expense, and of any Confidential Information of Licensor and all copies thereof.

11.    Assignment. Licensee shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor's prior written consent. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving Licensee (regardless of whether Licensee is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this Agreement for which Licensor's prior written consent is required. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this section is void. Licensor may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensee's consent.

12.    Miscellaneous.

12.1    Further Assurances. Each party shall, upon the reasonable request of the other party, and, except as otherwise expressly set forth herein, at such other party's sole expense, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

12.2    Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party has authority to contract for or bind the other party in any manner whatsoever.

12.3    No Public Announcements. Neither party shall issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement, or, unless expressly permitted under this Agreement, otherwise use the other party's trademarks, service marks, trade names, logos, domain names, or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other party, which may not be unreasonably withheld, conditioned, or delayed.

12.4    Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder must be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (in each case, with confirmation of transmission or receipt) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as may be specified in a notice given in accordance with this section).

If to Licensor:	[***]

If to Licensee:	c/o Haven Nectar LLC [***] [***]

12.5    Interpretation. For purposes of this Agreement, (a) the words "include," "includes," and "including" will be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Schedules, and Exhibits refer to the Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules and Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

12.6    Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

12.7    Entire Agreement. This Agreement, together with all Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

12.8    No Third-Party Beneficiaries. Except as expressly set forth in this Agreement with respect to Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

12.9    Binding Agreement. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

12.10    Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by either party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

12.11    Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent permitted under applicable Law.

12.12    Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal Laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of Laws of any other. Any legal suit, action, or proceeding arising out of or related to this Agreement will be instituted in the federal courts of the United States or the courts of the State of California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court.

12.13    Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any claim, suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.14    Equitable Relief. Licensee acknowledges that a breach by Licensee of this Agreement may cause Licensor irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, Licensor will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and Licensee hereby waives any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies will not be deemed to be exclusive but are be in addition to all other remedies available under this Agreement at Law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

12.15    Attorneys' Fees. In the event that any claim, suit, action, or proceeding is instituted or commenced by either party hereto against the other party arising out of or related to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and court costs from the non-prevailing party.

12.16    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

LICENSOR: BLUM MANAGEMENT HOLDINGS, INC.

By_____________________ Name: Sabas Carrillo Title: CEO

PEOPLE’S FIRST CHOICE LLC

By_____________________ Name: Title:

Schedule 1 – Licensed Trademarks and Service Marks

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